UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 16, 2025

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 742-3095

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Stardust Power Inc. (the “Company”) qualified as a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Stock Market LLC (“Nasdaq”) since completing its business combination in July 2024, because more than 50% of the voting power for the election of directors was held by Roshan Pujari, the Company’s Chairman of the Board and Chief Executive Officer.

For estate planning purposes and with approval of the Company’s Board of Directors, on April 16, 2025 and April 17, 2025, Mr. Pujari transferred 2,880,000 shares of the Company’s common stock (“Common Stock”) for no consideration to an irrevocable trust for the benefit of a member of Mr. Pujari’s family. After giving effect to such transfer, Mr. Pujari ceased to have voting or dispositive power over such shares of Common Stock held by the trust. As a result, Mr. Pujari no longer holds 50% of the voting power for the election of directors of the Company, the Company no longer qualifies as a controlled company and is no longer afforded certain corporate governance exemptions by the Nasdaq. However, because the Company has not availed itself of any such exemptions, therefore it is not required to make any changes to its corporate governance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2025	STARDUST POWER INC.

/s/ Roshan Pujari
Roshan Pujari
Chief Executive Officer